SUBSIDIARIES OF THE REGISTRANT
                                                              Other Names
                                                              Under Which
                                                State of        Business
         Name of Subsidiary                   Incorporation   is Conducted
---------------------------------------       -------------   ------------
Contour Medical - Michigan, Inc.                Michigan           None

Contour Medical of Central Florida, Inc.        Florida            None

AmeriDyne Corporation                           Tennessee          None

Atlantic Medical Supply Company, Inc.           Georgia            None

Americare Health Services Corp.                 Delaware           None

Americare Group Purchasing Corp.                Delaware           None

Facility Supply, Inc.                           Florida            None

Gerimed, Inc.                                   Florida            None

Florida ACLF, Inc.                              Florida            None

Quest Medical Supply, Inc.                      Georgia            None